FOR IMMEDIATE RELEASE

Legend Media, Inc. Announces Second Acquisition

BEIJING, June 6, 2008 (PRIME NEWSWIRE) -- Legend Media, Inc. (OTC BB:LEGE.OB - News), a rapidly growing advertising business focused on the Chinese radio market, today announced that it has signed an agreement to acquire a China-based company that has rights to radio advertising in Beijing, China, a city of over 17 million residents and one of China's four municipalities with provincial-level status. The acquisition also comes with the first right of refusal for nationwide exclusivity. This acquisition will give Legend Media over 30,000 minutes of radio advertising inventory in Beijing. This acquisition provides a launching pad for Legend Media's planned China-wide expansion over the next 24 months.

"We believe that our newly acquired advertising rights in China's capital city will be an integral part of Legend Media's advances in the industry and prove strategically important to gain a strong foothold in the market,'' said Jeffrey Dash, CEO of Legend Media. "The ability to grow nationally is a key strategic advantage of the deal.''

The closing of the acquisition is subject to several conditions and because there is a risk that these conditions will not be satisfied, there is no assurance that Legend Media will close the acquisition.

About Legend Media, Inc.

Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited ("Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Cautionary Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements,'' as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Since the forward-looking statements relate to future developments, results, or events, these statements are highly speculative and involve risks, uncertainties, and assumptions that are difficult to assess and may not be accurate. Such risks include, but are not limited to, the risks that the Company will be unable to close the acquisition, identify and acquire additional advertising rights, obtain financing and/or generate operating capital, and engage and retain qualified personnel in order to achieve its planned growth and expansion in China. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as may be required by law. Although the Company believes that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

Contact:
Legend Media, Inc.
Jeffrey Dash
(310) 933-6050
j.dash@legend-media.com